Filed Pursuant to Rule 424(b)(5)

Registration No. 333-278409

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 3, 2024)

Oculis Holding AG

Up to $100,000,000

Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLC, or Leerink Partners, dated May 8, 2024, relating to the sale of our ordinary shares, nominal value CHF 0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell ordinary shares having an aggregate offering price of up to $100,000,000 from time to time through Leerink Partners, acting as our sales agent.

Our ordinary shares are traded on The Nasdaq Global Market, or Nasdaq, and The Nasdaq Iceland Main Market, or Nasdaq Iceland, under the symbol “OCS.” On May 3, 2024, the last reported sale price of our ordinary shares on Nasdaq was $12.80 per ordinary share. On May 3, 2024, the last reported sale price of our ordinary shares on Nasdaq Iceland was ISK 1,795 per ordinary share.

We are a “foreign private issuer” under applicable Securities and Exchange Commission rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible for reduced public company disclosure requirements.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Leerink Partners for sales of ordinary shares sold pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-14 for additional information regarding Leerink Partners’ compensation.

INVESTING IN OUR ORDINARY SHARES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE RISK FACTORS ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR ORDINARY SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus supplement is May 8, 2024

TABLE OF CONTENTS

Prospectus Supplement:

Prospectus:

i

S

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Generally, when we refer to this “prospectus,” we are referring to the sales agreement prospectus supplement and the accompanying base prospectus combined.

This prospectus supplement describes the terms of this offering of ordinary shares and also adds to and updates information contained in the documents incorporated by reference into the base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement —the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Leerink Partners has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference into this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Leerink Partners is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the section of this prospectus supplement titled “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference” herein and therein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and in the accompanying base prospectus, as well as those contained in the other documents incorporated by reference and any related free writing prospectus. As used in this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “Oculis,” refer to Oculis Holding AG and its subsidiaries.

Overview

We are a late clinical-stage biopharmaceutical company, based in Switzerland, with substantial expertise in therapeutics used to treat ocular diseases, engaged in the development of innovative drug candidates which embrace the potential to address large unmet medical needs for many eye-related conditions. Our focus is on advancing therapeutic candidates intended to treat significant and prevalent ophthalmic diseases which result in vision loss, blindness or reduced quality of life. Our mission is to improve the health and quality of life of patients around the world by developing medicines that save sight and improve eye care for patients. To realize this mission, we intend to become a global leader in ocular therapeutics.

Our pipeline currently includes three clinical-stage therapeutic candidates: OCS-01, OCS-02 (Licaminlimab) and OCS-05. Our lead product candidate, OCS-01, is currently being evaluated in two ongoing Phase 3 clinical programs: as a topical option for the treatment of DME, and as a once-daily steroid for the treatment of inflammation and pain following cataract surgery. Our second product candidate is OCS-02, currently being evaluated in a Phase 2b clinical trial to assess its potential as a topical anti-TNFα treatment for dry eye disease, or DED, and potentially the use of a particular genotype to predict treatment response, which could be considered as a biomarker in a precision medicine approach. A second clinical trial for OCS-02, designed to evaluate its use as a potential treatment for non-infectious anterior uveitis, is planned for the second half of 2024. Our third product candidate is OCS-05, a potential disease modifying neuroprotective agent against neurological damage with potential application in multiple indications, including glaucoma, dry age-related macular degeneration, or AMD, and diabetic retinopathy, or DR. We are conducting a Phase 2 Proof-of-Concept, or PoC, trial evaluating OCS-05 as a potential treatment for acute optic neuritis, or AON, for which there is currently no approved therapeutic treatment.

Summary of Our Clinical Product Candidates Portfolio

OCS-01 is based on the OPTIREACH technology, OCS-02 is a single chain antibody fragment (ScFv) against TNFα and OCS-05 is a SGK-2 activator peptidomimetic small molecule with novel MoA targeting the activation of the trophic factor pathways.

Corporate Information

We are a stock corporation (Aktiengesellschaft) that was incorporated under the laws of Switzerland on October 31, 2022. We are registered with the commercial register of the Canton of Zug under company registration number CHE-396.695.611. The mailing address of our principal executive office is Oculis Holding AG, Bahnhofstrasse 7, CH-6300, Zug, Switzerland. Our agent for service of process in the United States is Oculis US, Inc. Our principal website address is www.oculis.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

We qualify as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•
not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;
•
reduced disclosure obligations regarding executive compensation; and
•
not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after we no longer qualify as an “emerging growth company,” as long as we qualify as a “foreign private issuer” under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time that we are no longer a “foreign private issuer.” We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained in this prospectus supplement may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer and in accordance with Nasdaq Listing Rule 5615(a)(3), we may choose to, and have chosen to, comply with home country (Switzerland) governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of the Nasdaq.

Although Swiss law does not require that a majority of our board of directors consist of independent directors and therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1). We currently comply, and intend to comply, with Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Swiss law requires that we set up a remuneration committee, which we have done in accordance with that law. As we may follow home country requirements with respect to such committee, among other things, Swiss law does not require that all or a majority of the remuneration committee consist of independent directors.

We may also choose to take advantage of other exemptions including but not limited to the exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.

Our articles of association provide for an independent proxy elected by our shareholders, who may represent our shareholders of record at a general meeting of shareholders, and we must provide shareholders of record with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies, thus our practice may vary from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

THE OFFERING

Ordinary Shares Offered by Us Ordinary shares having an aggregate offering price of up to $100,000,000.

Ordinary Shares to be Outstanding

After this Offering

Up to 49,552,795 ordinary shares, assuming the sale of $100,000,000 of shares at a sales price of $12.80 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on May 3, 2024.

Plan of Distribution “At the market offering” that may be made from time to time through our sales agent, Leerink Partners at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, including in block transactions. See “Plan of Distribution” on page S-14.

Use of Proceeds We currently anticipate that we will use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term financial assets, for pipeline development, general corporate purposes and working capital. See “Use of Proceeds” on page S-10.

Risk Factors Investing in our ordinary shares involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq Global Market and

Nasdaq Iceland Main Market

symbol for our ordinary shares OCS

The number of ordinary shares to be outstanding after this offering in the table above is based on 36,740,295 ordinary shares outstanding as of March 31, 2024 and 5,000,000 ordinary shares issued in April 2024 in connection with the Icelandic Offering, and excludes:

•
3,590,274 ordinary shares issuable upon the exercise of options outstanding as of March 31, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $5.67 per share;
•
4,336,547 ordinary shares reserved for future issuance under the 2023 Plan as of March 31, 2024;
•
294,809 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions; and
•
4,254,096 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2024 at an exercise price of $11.50 per share.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before making a decision to invest in our ordinary shares, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors listed below and the ones incorporated by reference herein from our most recent Annual Report on Form 20-F for the year ended December 31, 2023, or the Annual Report, as may be updated by our subsequent annual reports and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used effectively. Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, our failure to effectively apply the net proceeds from this offering could have a material adverse effect on our business, results of operations, financial condition and prospects.

If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the net tangible book value of your ordinary shares.

The offering price per ordinary share in this offering may exceed the net tangible book value per ordinary share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 7,812,500 ordinary shares are sold at a price of $12.80 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on May 3, 2024, for aggregate gross proceeds of $100 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $8.25 per ordinary share, representing the difference between our as adjusted net tangible book value per ordinary share as of March 31, 2024 after giving effect to our registered direct offering in April 2024 (the “Icelandic Offering”) as well as this offering at the assumed offering price. The exercise of outstanding options and warrants would result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the ordinary shares offered hereby will be made directly into the market, the prices at which we sell these ordinary shares will vary and these variations may be significant. Purchasers of the ordinary shares we sell, as well as our existing shareholders, will experience significant dilution if we sell ordinary shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

The actual number of ordinary shares we will sell under the Sales Agreement in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Leerink Partners at any time throughout the term of the offering under this prospectus supplement. The number of ordinary shares that are sold by Leerink Partners after delivering an issuance notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Leerink Partners. Because the price per ordinary share of each ordinary share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of ordinary shares that will be ultimately sold or the gross proceeds to be raised in connection with those sales.

Future sales or issuances of our ordinary shares in the public markets, or the perception of such sales, could depress the trading price of our ordinary shares.

The sale of a substantial number of our ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ordinary shares or other equity-related securities would have on the market price of our ordinary shares.

The ordinary shares offered hereby will be sold in “at the market offerings” and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares as a result of ordinary share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including the other documents and information incorporated by reference in this prospectus supplement and the base prospectus, contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

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our financial performance;
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the ability to maintain the listing of our Ordinary Shares and Warrants on Nasdaq and our Ordinary Shares on Nasdaq Iceland;
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timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
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expected benefits of our business and scientific approach and technology;
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the potential safety and efficacy of our product candidates;
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our ability to successfully develop, advance and commercialize our pipeline of product candidates;
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our ability to establish and maintain arrangements for the manufacture of our product candidates;
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the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
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expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
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estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
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estimates of market opportunity for our product candidates;
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the effects of increased competition as well as innovations by new and existing competitors in our industry;
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our strategic advantages and the impact those advantages may have on future financial and operational results;
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our expansion plans and opportunities;
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our ability to operate and grow our business in a cost-effective manner, and related talent acquisitions and retentions;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
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the impact of macroeconomic factors and other global events on our business;
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changes in applicable laws or regulations;
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the outcome of any known and unknown litigation and regulatory proceedings; and
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our use of proceeds, if any, from this offering.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering price for the ordinary shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ordinary shares under or fully utilize the Sales Agreement with Leerink Partners as a source of financing.

We currently intend to use any net proceeds from this offering, together with our existing cash, cash equivalents and short-term financial assets, for pipeline development, general corporate purposes and working capital.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending these uses, we intend to invest any net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2024, on:

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an actual basis; and
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a pro forma basis to give effect to the sale of 5,000,000 ordinary shares in a registered direct offering pursuant to subscription offers with certain institutional and insider investors, dated April 11, 2024, (the “Iceland Offering”) with net proceeds of $55.8 million (CHF 50.4 million).

	As of March 31, 2024
(in CHF thousands)	Actual	Pro Forma
Cash, cash equivalents and short-term financial assets(1)	79,933	130,286
Warrant liabilities	8,439	8,439
Shareholders’ equity
Share capital	367	417
Share premium(2)	288,387	339,222
Reserve for share-based payment	7,520	7,520
Actuarial loss on post-employment benefit obligations	(1,072)	(1,072)
Cumulative translation adjustments	(296)	(296)
Accumulated losses(2)	(215,873)	(216,667)
Total equity	79,033	129,125
Total capitalization	87,472	137,564
(1)
The impact of the 1.0% Swiss federal stamp tax due on the issuance of Ordinary Shares is not reflected in the pro forma balance of cash, cash equivalents and short-term financial assets as it does not have an immediate impact on the cash proceeds
(2)
In connection with the transaction, a portion of the transaction costs were not eligible for capitalization and are therefore presented within accumulated losses. Capitalized transaction costs are presented as a reduction to share premium.

The capitalization set forth in the table above is based on 36,740,295 ordinary shares outstanding as of March 31, 2024 and excludes:

•
3,590,274 ordinary shares issuable upon the exercise of options outstanding as of March 31, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $5.67 per share;
•
4,336,547 ordinary shares reserved for future issuance under the 2023 Plan as of March 31, 2024;
•
294,809 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions; and
•
4,254,096 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2024 at an exercise price of $11.50 per share.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants described above.

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per ordinary share of our ordinary shares you pay in this offering and the as adjusted net tangible book value per ordinary share of our ordinary shares immediately after this offering.

Our net tangible book value as of March 31, 2024 was CHF 66.8 million ($74.1 million), or CHF 1.82 ($2.02) per ordinary share. Net tangible book value per ordinary share represents the amount of our total assets, less our intangible assets and our total liabilities, divided by the number of ordinary shares outstanding as of March 31, 2024.

After giving effect to the pro forma adjustment described in the section titled “Capitalization” on page S-11 of this prospectus supplement, our pro forma net tangible book value as of March 31, 2024, would have been CHF 116.9 million ($129.7 million), or CHF 2.80 ($3.11) per share.

After giving further effect to the sale of ordinary shares in the aggregate amount of $100 million pursuant to this prospectus supplement at an assumed offering price of $12.80 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on May 3, 2024, and after deducting the sales commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024, would have been CHF 203.0 million ($225.2 million), or CHF 4.10 ($4.55) per ordinary share. This represents an immediate increase in net tangible book value above the pro forma net tangible book value of CHF 1.30 ($1.44) per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of CHF 7.44 ($8.25) per ordinary share to investors purchasing ordinary shares in this offering.

The following table illustrates this dilution on a per ordinary share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ordinary shares sold and other terms of the offering determined at the time ordinary shares are sold pursuant to this prospectus supplement. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

	CHF	USD
Assumed public offering price per ordinary share	11.54	12.80
Net tangible book value per ordinary share as of March 31, 2024	1.82	2.02
Increase in net tangible book value per ordinary share attributable to pro forma adjustments	0.98	1.09
Pro forma net tangible book value per ordinary share as of March 31, 2024	2.80	3.11
Increase in net tangible book value per ordinary share attributable to this offering	1.30	1.44
Pro forma as adjusted net tangible book value per ordinary share as of March 31, 2024	4.10	4.55
Dilution per ordinary share to investors	7.44	8.25

Swiss Franc amounts have been translated into US dollars at the exchange rate as of March 31, 2024. Such US dollar amounts are not necessarily indicative of the amounts of US dollars that could actually have been purchased upon exchange of Swiss Francs on March 31, 2024 and have been provided solely for the convenience of the reader. The ordinary shares subject to the Sales Agreement are being sold from time to time at various prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of ordinary shares offered.

The foregoing table and calculations are based on 36,740,295 ordinary shares outstanding as of March 31, 2024 and excludes:

•
3,590,274 ordinary shares issuable upon the exercise of options outstanding as of March 31, 2024 under our Stock Option and Incentive Plan Regulation 2023, or the 2023 Plan, at a weighted-average exercise price of $5.67 per share;
•
4,336,547 ordinary shares reserved for future issuance under the 2023 Plan as of March 31, 2024;

•
294,809 earn-out options issuable upon exercise, subject to satisfaction of certain vesting conditions;
•
3,793,995 earn-out shares available for future issuance, subject to satisfaction of certain vesting conditions; and
•
4,254,096 ordinary shares issuable upon exercise of warrants outstanding as of March 31, 2024 at an exercise price of $11.50 per share.

To the extent that outstanding options and warrants are exercised or new options are issued under the 2023 Plan, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners under which we may issue and sell shares of our ordinary shares having an aggregate gross sales price of up to $100,000,000 of our ordinary shares from time to time through or to Leerink Partners acting as our sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Leerink Partners may sell our ordinary shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct Leerink Partners not to sell our ordinary shares if the sales cannot be effected at or above a minimum price designated by us from time to time. We or Leerink Partners may suspend the offering of our ordinary shares under the Sales Agreement upon proper notice and subject to other conditions.

We will pay Leerink Partners commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Leerink Partners will be entitled to compensation at a fixed commission rate equal to up to 3.0% of the gross proceeds from the sales of any ordinary shares sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Leerink Partners for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $75,000. We have also agreed to reimburse Leerink Partners for its FINRA counsel fees in an amount up to $15,000.

Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Leerink Partners for the reasonable and documented fees and costs of its legal counsel reasonably incurred in connection with Leerink Partners’ ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $25,000 per calendar quarter. We estimate that total expenses for the offering excluding compensation payable to Leerink Partners under the terms of the Sales Agreement will be approximately $1,500,000.

Settlement for sales of our ordinary shares will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Leerink Partners in connection with a particular transaction, in return for payment of the net proceeds to us. Pursuant to a recent amendment to Rule 15c6-1 of the Exchange Act, settlement for any securities offered under this prospectus supplement on or after May 28, 2024, may occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Leerink Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Leerink Partners will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of ordinary shares on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act.

Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of its business, Leerink Partners may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Leerink Partners may at any time hold long or short positions in such securities.

This offering of our ordinary shares pursuant to Sales Agreement will terminate upon the earlier of (1) sale of all of our ordinary shares subject to this prospectus supplement or (2) the termination of the Sales Agreement as permitted therein. We and Leerink Partners may each terminate the Sales Agreement at any time upon prior written notice.

Any portion of the ordinary shares included in this prospectus supplement that are not previously sold or included in an active placement notice pursuant to the Sales Agreement are available for sale in other offerings pursuant to our registration statement, of which this prospectus supplement forms a part, and the accompanying base prospectus.

Our ordinary shares are listed and traded on The Nasdaq Global Market and The Nasdaq Iceland Main Market under the symbol “OCS.” The transfer agent and registrar of our ordinary shares is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder.” This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code” (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

•	banks or other financial institutions;

•	insurance companies;

•	mutual funds;

•	pension or retirement plans;

•	S corporations;

•	broker or dealers in securities or currencies;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts or estates;

•	tax-exempt organizations (including private foundations);

•	persons that hold ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

•	persons that have a functional currency other than the U.S. dollar;

•	certain U.S. expatriates or former long-term residents of the United States;

•	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;

•	persons that acquired ordinary shares pursuant to an exercise of employee stock options or otherwise as compensation;

•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding ordinary shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISTION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on the Ordinary Shares

Subject to the “passive foreign investment company,” or PFIC, rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. The amount of any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. However, the IRS has released notices that provide relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under the Code. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

As indicated in the discussion under “—Material U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company Rules” in our most recent Annual Report on Form 20-F, we believe that we were not a PFIC for our taxable year ended December 31, 2023. The determination of whether a non-U.S. corporation is a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. The amount of passive income and passive assets we take into account for PFIC testing purposes depends, in part, on the size of our cash balance (taking into account the cash raised in this offering and from other sources as well as the timing and manner in which such cash is used) and the interest rates applicable thereto. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to our market capitalization from time to time, which may fluctuate considerably. As a result, there can be no assurance with respect to our status as a PFIC for the taxable year ending December 31, 2024 or for future taxable years, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with that conclusion and that the IRS would not successfully challenge our position. U.S. Holders of ordinary shares should be aware of the risk that we may be or become a PFIC and should review the section and consult their tax advisors concerning the application of the PFIC rules to the ordinary shares in their particular circumstances.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualified electing fund (“QEF”) election, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” Accordingly, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to ordinary shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

If we are treated as a PFIC, a U.S. Holder may also avoid the adverse PFIC tax consequences discussed above with respect to ordinary shares if the U.S. Holder makes a valid QEF election for the first taxable year in which the U.S. Holder owns (or is treated as owning) ordinary shares. If a U.S. Holder has made a QEF election with respect to ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because the QEF election was made in the U.S. Holder’s first taxable year in which the U.S. Holder owns (or is treated as owning) ordinary shares or a purging election was made, as described below), any gain recognized on the sale of ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. A U.S. Holder that makes a QEF election with respect to ordinary shares is currently taxed on its pro rata share of our earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to the U.S. Holder. The U.S. Holder’s tax basis in the ordinary shares with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning ordinary shares with respect to which a QEF election has been made. A U.S. Holder generally can make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF election rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election with respect to ordinary shares, a U.S. Holder generally must receive a PFIC Annual Information Statement (as defined in Treasury Regulations Section 1.1295-1(g)) from us. If we are determined to be a PFIC for any taxable year, we will endeavor to make available to U.S. Holders a PFIC Annual Information Statement with respect to such taxable year. However, there is no assurance that we will have timely knowledge of our PFIC status in the future or that we will make available a PFIC Annual Information Statement. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a QEF election with respect to ordinary shares in their particular circumstances.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, have a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL SWISS INCOME TAX IMPLICATIONS

The following information is of a general nature only and is based on the laws in force in Switzerland as of the date of this prospectus supplement and is subject to any change in law that may take effect after such date. It does not purport to be a comprehensive description of all tax considerations that might be relevant to an investment decision. It is not intended to be, nor should it be construed to be, legal or tax advice. It is a description of the essential material Swiss tax consequences with respect to the listing and may not include tax considerations that arise from rules of general application or that are generally assumed to be known to investors. Prospective holders of ordinary shares should consult their professional advisors with respect to particular circumstances, the effects of state, local or foreign laws to which they may be subject, and as to their tax position.

Holding of Ordinary Shares

Swiss Withholding Tax

Under present Swiss tax law, dividends and similar cash or in-kind distributions made by Oculis Holding AG to a holder of ordinary shares (including liquidation proceeds and bonus shares) are subject to Swiss federal withholding tax (the “Withholding Tax”), currently at a rate of 35% (applicable to the gross amount of taxable distribution), unless these payments are repayments of the par value of ordinary shares or, within the limitations accepted by the legislation in force and the respective administrative practice of the reserve from capital contribution (Reserve aus Kapitaleinlage). Oculis Holding AG is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 days of the due date of such distribution; unless a notification procedure applies (the notification procedure does not apply to portfolio holdings).

Swiss resident individuals who hold their ordinary shares as private assets (“Resident Private Shareholders”) are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, Domestic Commercial Shareholders who, among other things, are also the beneficial owners of the ordinary shares and the dividends or the other distributions made or paid by Oculis Holding AG on the ordinary shares are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they, inter alia, duly report the underlying income in their income statements or income tax return, as the case may be.

Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason (collectively, “Non-Resident Shareholders”) may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland and further conditions of such treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of ordinary shares and the procedures for claiming a refund of the Withholding Tax.

Swiss Federal Stamp Taxes

To the extent Oculis Holding AG issues new shares, Oculis Holding AG will bear the Swiss federal issue stamp tax (Emissionsabgabe) on the issuance of such ordinary shares of 1% of the offering price, net of certain deductions. The delivery of newly issued shares against payment of the offering price is generally not subject to Swiss federal securities turnover tax (Umsatzabgabe).

To the extent Oculis Holding AG offers existing shares currently held by Oculis Holding AG or certain existing shareholders of Oculis Holding AG, the sale and delivery of any such existing shares will, subject to statutory exemptions, be subject to Swiss federal securities turnover tax (Umsatzabgabe) at an aggregate tax rate of up to 0.15% of the consideration paid on such sale and will be borne (or compensated) by the current holders of such existing ordinary shares.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

a. Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of ordinary shares. For Withholding Tax consequences, please see the section entitled “—Material Swiss Income Tax Considerations—Swiss Withholding Tax.”

b. Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares or taxable repurchases of ordinary shares as described above), which are not repayments of the par value of ordinary shares or, within the limitations accepted by the legislation in force and the respective administrative practice, reserve from capital contribution (“Kapitaleinlagereserven”), are required to report such distributions in their individual income tax returns. Furthermore, the Swiss federal income tax on dividends is currently reduced to 70% of regular taxation (Teilbesteuerung), if the investment amounts to at least 10% of the total share capital of the issuer. On cantonal and communal level, the same provisions regarding partial taxation apply, with income reduced to between 50% and 80% depending on the canton of residency.

Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if, inter alia, ordinary shares held have a market value of at least CHF 1 million. For cantonal and communal income tax purposes, the regulations on participation relief are broadly similar, depending on the canton of residency. For Domestic Commercial Shareholders who are individual taxpayers, the Swiss federal individual income tax on Dividends is reduced to 70% of regular taxation (Teilbesteuerung), if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law and amounts to at least 10% of the total share capital of the Company. On cantonal and communal level the same provisions regarding partial taxation apply, with income reduced to between 50% and 80% depending on the canton of residency.

Swiss Wealth Tax and Capital Tax

a. Non-Resident Shareholders

Non-Resident Shareholders holding ordinary shares are generally not subject to cantonal and communal wealth or annual capital tax because of the mere holding of ordinary shares.

b. Resident Private Shareholders

Resident Private Shareholders are required to report the market value of their ordinary shares at the end of each tax period as part of their private wealth, which is subject to cantonal and communal wealth tax.

c. Domestic Commercial Shareholders

Domestic Commercial Shareholders are required to report their ordinary shares as part of their business wealth or taxable capital, as defined in the applicable cantonal and communal tax laws, which is subject to cantonal and communal wealth or annual capital tax.

Sale or Other Disposition of Ordinary Shares

Swiss Federal Stamp Taxes

Any subsequent transactions in ordinary shares in the secondary markets are subject to Swiss securities turnover tax at an aggregate rate of 0.15% of the consideration paid for such ordinary shares, however, only if a bank or other securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Tax Act (Stempelabgabengesetz), is a party or an intermediary to the transaction and no exemption applies.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

a. Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax for capital gains on the sale of ordinary shares.

b. Resident Private Shareholders and Domestic Commercial Shareholders

A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of ordinary shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of ordinary shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of ordinary shares) for such taxation period.

Gift and Inheritance Taxes

The transfer of ordinary shares may be subject to cantonal and/or communal gift, estate or inheritance taxes if the donor is, or the deceased was, resident for tax purposes in a Swiss canton levying such taxes.

General notes on Swiss Taxation

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement. The Multilateral Competent Authority Agreement is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Swiss Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

The AEOI is introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have been, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral and bilateral agreements and the implementing laws of Switzerland, Switzerland collects data in respect of financial assets, which may include ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in a treaty state since 2017, and exchanges it since 2018. Switzerland has signed and is expected to sign AEOI agreements with other countries. A list of such agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the United States to facilitate the implementation of U.S. Foreign Account Tax Compliance Act. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, but instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force allowing the U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions.

On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

THE MATERIAL SWISS TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SWISS HOLDER’S PARTICULAR SITUATION. SWISS HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO, THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE TAX CONSEQUENCES UNDER NON-SWISS, AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN SWISS OR OTHER TAX LAWS.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends for the foreseeable future. Dividends may be paid only if we have sufficient distributable profit from previous years or sufficient free reserves to allow the distribution of a dividend. Swiss law requires that we retain at least 5% of our annual net profit as general reserves for so long as these reserves amount to less than 20% of our paid-in nominal share capital.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of Oculis Holding AG and certain other matters of Swiss law will be passed upon for us by VISCHER AG, Zurich, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Leerink Partners LLC is being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.oculis.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

•
The description of our ordinary shares contained in our Registration Statement Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description.
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024;
•
our Reports on Form 6-K filed with the SEC on February 28, 2024 (excluding exhibit 99.1), April 11, 2024 (excluding exhibit 99.1), April 22, 2024 (excluding exhibit 99.1) and May 8, 2024.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

PROSPECTUS

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Oculis Holding AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants and units, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 19 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” On March 28, 2024, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $12.05 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is April 3, 2024.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Oculis,” “the Company,” “our Company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

i

TRADEMARKS AND TRADENAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.

Our consolidated financial statements are presented in Swiss francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While have compiled, extracted, and reproduced industry data from these sources, have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•
our financial performance;
•
the ability to maintain the listing of our Ordinary Shares and Warrants on the Nasdaq Global Market;
•
timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
•
expected benefits of our business and scientific approach and technology;
•
the potential safety and efficacy of our product candidates;
•
our ability to successfully develop, advance and commercialize our pipeline of product candidates;
•
our ability to establish and maintain arrangements for the manufacture of our product candidates;
•
the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
•
expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
•
estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
•
estimates of market opportunity for our product candidates;
•
the effects of increased competition as well as innovations by new and existing competitors in our industry;
•
our strategic advantages and the impact those advantages may have on future financial and operational results;
•
our expansion plans and opportunities;
•
our ability to operate and grow our business in a cost-effective manner;
•
our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•
the impact of macroeconomic factors and other global events on our business;

•
changes in applicable laws or regulations; and
•
the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – A. History and Development of the Company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•
reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2028; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell ordinary shares, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Ordinary shares

We may offer our ordinary shares, nominal value of CHF 0.01 per ordinary share, either alone or underlying other registered securities convertible into and/or exchangeable for our ordinary shares. Holders of our ordinary shares are entitled to receive dividends, if any, as may be approved from time to time by our general meeting of shareholders out of funds legally distributable for the payment of dividends. In addition, our auditors must also confirm that the dividend proposal conforms to Swiss law and the Articles of Association. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to Swiss law, the holders of our ordinary shares have pre-emptive rights (Bezugsrechte) to subscribe for newly issued ordinary shares, unless such pre-emptive rights are withdrawn or limited by our general meeting of shareholders, or upon authorization by our general meeting of shareholders, our board of directors in certain circumstances.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into and/or exchangeable for ordinary shares.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of our ordinary shares or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units consisting of our ordinary shares, warrants or any combination of such securities. We may offer units independently or together with other securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, debt securities, warrants and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for research and development, progression of our clinical programs, general corporate purposes and working capital. Accordingly, we will have significant discretion in the use of any net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE OFFER AND LISTING

Our ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq, under the symbol “OCS.” The ordinary shares began trading on Nasdaq on March 3, 2023.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital and summarizes the material provisions of our articles of association. The following summary is not exhaustive, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Swiss law and our articles of association, a copy of which is incorporated by reference herein into the registration statement of which this prospectus forms a part. We encourage you to read our articles of association and the applicable provisions of Swiss law for additional information.

General

We were incorporated as a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland in accordance with articles 620 et seqq. of the Swiss Federal Act on the Amendment of the Swiss Civil Code of March 30, 1911 (“CO”) and registered with the Commercial Register of the Canton of Zug on October 31, 2022. Our corporate legal headquarters is located at Bahnhofstrasse 7, 6300 Zug, Switzerland. Neither the Articles of Association nor the operation of law limit the duration of the Company.

Capital Structure of the Company

Issued Share Capital

Immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, dated as of October 17, 2022, as amended (the “Business Combination”), by and among European Biotech Acquisition Corp. (“EBAC”) and Oculis SA (“Legacy Oculis”), the Company’s share capital was CHF 356,821.68 divided into 35,682,168 fully paid-in registered shares with a nominal value of CHF 0.01 each.

In the context of the Business Combination, the Company increased its share capital in the Commercial Register of the Canton of Zug on the Acquisition Closing Date to CHF 365,273.68, divided into 36,527,368 Ordinary Shares, fully paid-up.

In the context of the public offering for the issuance and sale by the Company of ordinary shares based on that certain underwriting agreement entered into by the Company and BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein, the Company increased its share capital in the Commercial Register of the Canton of Zug on 5 June 2023 to CHF 400,273.68, divided into 40,027,368 Ordinary Shares, fully paid-up.

As a result of the partial exercise by the underwriters to purchase additional ordinary shares as part of the abovementioned offering, the Company increased its share capital in the Commercial Register of the Canton of Zug on 13 June 2023 to CHF 401,816.02, divided into 40,181,602 Ordinary Shares, fully paid-up.

As of December 31, 2023, an aggregate of 262,098 new shares had been issued following (i) the exercise of 112,942 options and the issuance of associated ordinary shares using conditional share capital for employee benefit plans and (ii) the exercise of 149,156 warrants and the issuance of associated ordinary shares using the conditional share capital for EBAC public and private warrants. As a result, the Company increased its share capital in the Commercial Register of the Canton of Zug on March 14, 2024, to CHF 404,437.00, divided into 40,443,700 Ordinary Shares, fully paid-up.

Share Classes

The Articles of Association provide for one class of Ordinary Shares with a nominal value of CHF 0.01 each. Each Ordinary Share will carry one vote in general meetings of shareholders, and the Ordinary Shares are listed on the Nasdaq Global Market.

Share Capital Increases (General)

Under Swiss law, we may increase our share capital and issue new shares through an ordinary capital increase, an increase by capital band (Kapitalband) or a conditional capital increase (Bedingte Kapitalerhöhung). In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against our equity, against contributions in kind, for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the pre-emptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within six months of shareholder approval. In an ordinary capital increase, holders of Ordinary Shares have pre-emptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, please see the section entitled “—Pre-emptive Rights and Advance Subscription Rights.”

Our shareholders can further authorize the Board of directors by way of an amendment of the Articles of Association to increase or decrease the share capital within a capital band in an amount not to exceed 50% of the share capital registered in the commercial register for a period of five years without further shareholder approval. To create a capital band, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding capital band is set forth below in the section entitled “—Capital band.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to creditors or options and warrants issued to third parties. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Under Swiss law, any conversion or option rights granted by a company before the provision of the articles of association that introduces the underlying conditional capital has been registered with the commercial register is null and void. The requirements for a conditional capital increase are set forth below in the section entitled “—Conditional Share Capital.”

Capital band

Under the Articles of Association, the Board of directors is authorized to increase the share capital, at any time until March 2, 2028, at the latest, by a maximum amount of CHF 178,410.84 by issuing a maximum of 17,841,084 fully paid-up shares with a nominal value of CHF 0.01 each (Ordinary Shares).

In fiscal year 2023, 3,654,234 shares were issued from the capital band. Thus, the Company is, as of the date of this Prospectus entitled to issue, within the lower limit of CHF 365,273.68 and the upper limit of CHF 543,684.52, up to 14,186,850 fully paid-up Shares, with a nominal value of CHF 0.01 each on the basis of the existing capital band. Such increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, are permissible.

The Board of directors may determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, the conditions for the exercise of the pre-emptive rights and the allotment of pre-emptive rights that have not been exercised. The Board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place such shares or the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The Board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders with respect to the shares to be issued under the capital band and to allot them to individual shareholders or third parties, subject to the following:

1.
if the issue price of the new registered shares is determined by reference to the market price;
2.
for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;
3.
for purposes of broadening the shareholders of our constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;
4.
for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe additional shares to the respective initial purchaser(s) or underwriter(s) in a placement or sale of registered shares;
5.
for raising of capital (including private placements) in a fast and flexible way, which probably could not be achieved without the exclusion of the statutory pre-emptive right of the existing shareholders;
6.
for other valid grounds in the sense of article 652b para. 2 CO, which provides by way of illustration that the acquisition of companies or parts thereof or equity interests therein, as well as employee share ownership are deemed to be valid grounds; or
7.
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of directors , upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of directors has not found the takeover bid to be financially fair to the shareholders.

The authorization to withdraw or limit the pre-emptive rights is limited to the above listed items and exclusively linked to the particular available capital band (Kapitalband) set out in the Articles of Association. If the period to increase our share capital within the capital band lapses without having been used by the Board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into and/or exchangeable for other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•
classification as senior or subordinated debt securities;
•
ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•
the designation, aggregate principal amount and authorized denominations;
•
the date or dates on which the principal of the debt securities may be payable;
•
the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•
the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;
•
the place or places where the principal and interest shall be payable;
•
our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;
•
our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•
if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•
if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•
whether the debt securities will be issued in the form of global securities;

•
the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•
provisions, if any, for the defeasance of the debt securities;
•
any material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences; and
•
other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•
subject to Swiss law, any insolvency or bankruptcy proceedings, any debt-restructuring moratorium or proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;
•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and
•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1) default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2) default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4) the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5) any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•
the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•
substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•
the rights of holders of the debt securities to receive payments of principal and interest;
•
the rights, obligations and immunities of the trustee; and
•
the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•
either:
•
all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;
•
we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series, or legal defeasance, or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series, or covenant defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•
money in an amount;
•
U.S. government obligations; or
•
a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;
•
no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•
the title of the warrants;
•
the aggregate number of warrants offered;
•
the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•
the exercise price of the warrants;
•
the dates or periods during which the warrants are exercisable;
•
the designation and terms of any securities with which the warrants are issued;
•
if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•
any minimum or maximum amount of warrants that may be exercised at any one time;
•
any terms relating to the modification of the warrants;
•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•
any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•
a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•
any material provisions of the governing unit agreement that differ from those described above.

The provisions described in this section, as well as those described under “Description of Share Capital and Articles of Association,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY

Form and Transfer of Shares

Form of the Shares

Ordinary shares may be issued as ordinary uncertificated securities within the meaning of article 973c CO (Wertrechte) and/or global certificates. In accordance with article 973c CO, we maintain a register of uncertificated securities (Wertrechtebuch). We may create intermediated securities (Bucheffekten) for ordinary shares.

Upon its registration with the share register, a shareholder may at any time request that we issue a written confirmation of the ordinary shares held by such shareholder. However, the shareholder has no right to request the printing and delivery of share certificates nor the conversion of ordinary shares issued in one form into another form. We may, however, at any time print and deliver certificates for registered (single certificates or global certificates) and, with the consent of the shareholder, delete without replacement issued share certificates, which have been returned to it. We may convert ordinary shares from one form into another form at any time and without the approval of the shareholders. We shall bear the cost associated with any such conversion.

Transfer of Shares

Ordinary shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. ordinary shares or the beneficial interest in ordinary shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules.

Share Register

We maintain a share register (Aktienbuch) (the “Share Register”) in which the owners of the ordinary shares are registered with name, address and nationality (in case of legal entities the registered office). In relation to the Company, only those shareholders registered in the Share Register are recognized as shareholders.

Pursuant to article 4 of the Articles of Association, acquirers of ordinary shares are, upon request and presentation of evidence of the transfer, registered as shareholders with voting rights in the Share Register if they explicitly declare to hold ordinary shares in their own name and for their own account.

The Board shall implement the necessary directions for maintaining the Share Register and it may issue corresponding regulations or guidelines. The Board may delegate such tasks.

In the invitation to the general meeting, the Board shall announce the record date for registration in the Share Register that is relevant with respect to the right to attend and vote.

We have the right to delete entries in the Share Register retroactively as of the date of the entry if the registration has been made on the basis of false information. We may give the relevant shareholder or nominee, in advance, the opportunity, to be heard. The relevant shareholder or nominee must be informed of the deletion without delay.

Registration and Voting Right Restrictions

The Articles of Association contain the following registration restrictions:

1. Regulatory Registration and Voting Right Restrictions. According to article 4 of the Articles of Association, the Board may refuse the registration of an acquirer of ordinary shares in the Share Register as a shareholder with voting rights or cancel an already occurred registration of ordinary shares with voting rights from the Share Register, if (a) the number of ordinary shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, and (b) such acquirer has not submitted prior to the acquisition of such ordinary shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer, or (ii) the highest price paid by such acquirer in the 12 months preceding to the publication of the tender offer.

Those associated through capital, voting power, joint management, beneficial ownership or in any other way, or joining for the acquisition of shares shall be regarded as one acquirer for the purposes of article 4 of the Articles of Association. Acquirers who do not meet the legal or regulatory requirements according to article 4 of the Articles of Association shall be entered in the Share Register as shareholder without voting rights for ordinary shares exceeding the limit of 15%. In case of an already occurred registration, ordinary shares exceeding the limit of 3% may be cancelled from the Share Register as ordinary shares with voting rights and instead be registered as ordinary shares without voting rights. The Board may enact regulations governing the details of such registration restriction. Nominees do not constitute as acquirers within the meaning of article 4 of the Articles of Association. After hearing the person concerned, we may cancel the registrations in the Share Register if those registrations were based on false information of the acquirer. In addition, according to article 4 of the Articles of Association, the Board may refuse the exercise of voting rights of a shareholder in excess of 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, if such shareholder does not meet the legal or regulatory requirements according to article 4 of the Articles of Association.

2. Registration and Voting Right Restrictions for ordinary shares held through Nominees. The registration and voting right restrictions in connection with the regulatory registration and voting right restrictions described above are also applicable to ordinary shares held through nominees. Accordingly, article 4 of the Articles of Association provides that, if, any beneficial owner should as a result of such registration of a nominee being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 3% of the total number of voting rights of the Company pursuant to the entry in the commercial register and the nominee does not, expressly declare in the registration application that it is holding the shares on its own account, and the nominee does not confirm in writing that it is willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital, the Board may refuse to register (or cancel an already occurred registration of) the nominee holding ordinary shares for the account of such beneficial owner with respect to any ordinary shares in excess of such restriction. The Board may make the registration with voting rights of the ordinary shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard. Further, the voting right restrictions pursuant to article 4 of the Articles of Association as set out above also apply to ordinary shares, which are held by a nominee for the account of a person exceeding the threshold of 15% (regulatory voting right restrictions).

Apart from the registration and voting rights restrictions as described above, there are no restrictions on the transferability of the ordinary shares in the Articles of Association.

Ownership of Shares by Non-Swiss Residents

Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ordinary shares or to exercise voting rights attached to the ordinary shares.

Foreign Investment and Exchange Control Regulations in Switzerland

Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, Moldova, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, Haiti, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures to prevent the circumvention of international sanctions in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.

Pre-emptive Rights and Advance Subscription Rights

Swiss law provides that any share issue, whether for cash or non-cash consideration, is subject to the prior approval at a general meeting of shareholders. Shareholders are granted certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for warrants, convertible bonds or similar debt instruments with option rights in proportion to the nominal amount of shares held. Pursuant to the Articles of Association, a resolution adopted at a general meeting by a majority of two-thirds of the votes represented at the meeting is required to repeal, limit or suspend pre-emptive rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

•
through underwriters or dealers;
•
directly to a limited number of purchasers or to a single purchaser;
•
in block transactions;
•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•
through agents; or
•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of such securities and the proceeds to be received by us, if any;
•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•
any public offering price;
•
any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•
negotiated transactions;
•
at a fixed public offering price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$44,280
FINRA filing fee	45,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at the time.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of the Company and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Vischer AG, Basel, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•
the non-Swiss court had jurisdiction pursuant to the PILA;
•
the judgment of such non-Swiss court has become final and non-appealable;
•
the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;
•
the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;
•
the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and
•
no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and
•
our Report on Form 6-K filed with the SEC on February 28, 2024.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

, 2024

Oculis Holding AG

Up to $100,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

Leerink Partners

May 8, 2024

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